PROSPECTUS and                        Pricing Supplement No. 010
PROSPECTUS SUPPLEMENT, each           Effective at 11:38 A.M.
Dated October 24, 1996                December 8, 1996


                                      Rule 424(b)(3)
                                      Registration
                                      Statement No. 33-64237

                     U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

                      MEDIUM-TERM NOTES

        Due from 9 Months to 30 Years from Date of Issue
              Interest payable each March 15 and
               September 15 and at Stated Maturity

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The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus
Supplement.

Issue Date:                           December 16, 1996

Stated Maturity:                      December 15, 2002

Interest Rate:                        6.250% per annum

Agent's Discount or Commission        1.127%

Agent's Capacity                      ____ Agent  _X__ Principal*


* If acting as principal, $2,000,000.00 aggregate principal amount of the Notes are being purchased by Smith Barney Inc. at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                        SMITH BARNEY INC.
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